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                                                                  Exhibit 10.32

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made as
                                                        ---------
of December 31, 2001, by and between Sagent Technology, Inc. (the "Company"),
                                                                   -------
and Kenneth C. Gardner ("Employee").
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                                    RECITALS

         1.       Employee was employed by the Company.

         2. The Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as
                                                       -------
follows:

         1.       Resignation. Employee resigned from his position as the
                  -----------
Company's Chairman of the Board of Directors effective December 31, 2001 and as an employee and an officer effective January 31, 2002.

         2.       Consideration. The Company agrees to pay Employee the lump sum
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payment of One Hundred Thousand Dollars ($100,000.00), less applicable withholding.

         3.       Vesting of Stock. The Parties agree that for purposes of
                  ----------------
determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, Employee will be entitled to continue vesting of stock until March 31, 2002. Employee shall be entitled to exercise such vested stock options until March 31, 2003. Except as specifically set forth herein, the exercise of any stock options shall continue to be subject to the terms and conditions of the Company's Stock Option Plan and the applicable Stock Option Agreement between Employee and the Company. If Employee breaches any material provision of this Agreement (including but not limited to the non-disparagement provision), Employee's right to exercise his stock options shall immediately cease and such options shall immediately be terminated. The parties agree that the foregoing remedy shall be in addition to any right or remedy that the Company may have at law or in equity. The determination of whether Employee has breached the non-disparagement provision shall be determined by binding arbitration, as set forth in this Agreement.

         4.       Consulting. Employee agrees to provide consulting services to
                  ----------
the Company through March 31, 2002, as requested by the Company, at the rate of Five Thousand Dollars ($5,000.00) per day, plus out-of-pocket expenses. Thereafter, Employee agrees to provide consulting services to the Company only as reasonably necessary to assist the Company in a strategic transaction, at the rate of Five Thousand Dollars ($5,000.00) per day, plus out-of-pocket expenses.

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         5.       Benefits. Employee shall have the right to convert his health
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insurance benefits to individual coverage pursuant to COBRA.

         6.       OEM Agreement. The Parties agree to negotiate in good faith an
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OEM Agreement.

         7.       Confidential Information. Employee agrees to maintain the
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confidentiality of all confidential and proprietary information of the Company.
Employee shall return all Company property and confidential and proprietary information in his possession to the Company by January 31, 2002. Notwithstanding the foregoing, Employee may keep certain sentimental materials relating to the Company, such as the original business plan and the closing volumes for the Company's private financings and the initial public offering.

         8.       Payment of Salary. Employee will be paid his regular salary
                  -----------------
through January 31, 2002 and any accrued vacation through January 31, 2002. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee through the date of this Agreement.

         9.       Release of Claims. Employee and the Company each agree that
                  -----------------
the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including January 31, 2002 including, without limitation,

                (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                                                                           -2-

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                (d)      any and all claims for violation of any federal, state
or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code
section 201, et seq. and section 970, et seq.;

                (e) any and all claims for violation of the federal, or any state, constitution;

                (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                (g)      any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         10.      Acknowledgment of Waiver of Claims under ADEA. Employee
                  ---------------------------------------------
acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and
                                               ----
release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least
                 -----
twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         11.      Civil Code Section 1542. The Parties represent that they are
                  -----------------------
not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

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         12.      No Pending or Future Lawsuits. Employee represents that he has
                  -----------------------------
no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Employee or any other person or entity referred to herein. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee or any other person or entity referred to herein.

         13.      Non-Disparagement. Each Party agrees to refrain from any
                  -----------------
defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company's Vice President of Human Resources. The Parties agree to draft a mutually agreed upon external press release and internal email to the Company's employees regarding Employee's termination.

         14.      No Admission of Liability. The Parties understand and
                  -------------------------
acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         15.      Costs. The Parties shall each bear their own costs, expert
                  -----
fees, attorneys' fees and other fees incurred in connection with this Agreement.

         16.      Arbitration. The Parties agree that any and all disputes
                  -----------
arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

         17.      Authority. The Company represents and warrants that the
                  ---------
undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         18.      No Representations. Each party represents that it has had the
                  ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

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         19.      Severability. In the event that any provision hereof becomes
                  ------------
or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         20.      Entire Agreement. This Agreement represents the entire
                  ----------------
agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

         21.      No Oral Modification. This Agreement may only be amended in
                  --------------------
writing signed by Employee and the President of the Company.

         22.      Governing Law. This Agreement shall be governed by the laws of
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the State of California.

         23.      Counterparts. This Agreement may be executed in counterparts,
                  ------------
and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         24.      Voluntary Execution of Agreement. This Agreement is executed
                  --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                       SAGENT TECHNOLOGY, INC.

                       By______________________________________________________
                           Steve Springsteel
                           Executive Vice President and Chief Financial Officer

                       Kenneth C. Gardner, an individual

                       ________________________________________________________
                            Kenneth C. Gardner

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